EXHIBIT 10.1

SECOND AMENDMENT TO INTRA-COMPANY SPECTRUM LEASE AGREEMENT

SECOND AMENDMENT TO INTRA-COMPANY SPECTRUM LEASE AGREEMENT, dated as of June 6, 2018 (this “Amendment Agreement”), by and among Sprint Spectrum License Holder LLC (“License Holder I”), Sprint Spectrum License Holder II LLC (“License Holder II”), Sprint Spectrum License Holder III LLC (“License Holder III” and, together with License Holder I and License Holder II, “Lessors” and each, a “Lessor”), Sprint Communications, Inc. (“Lessee”), Sprint Intermediate HoldCo LLC (“Intermediate HoldCo I”), Sprint Intermediate HoldCo II LLC (“Intermediate HoldCo II”) and Sprint Intermediate HoldCo III LLC (“Intermediate HoldCo III” and, together with Intermediate HoldCo I and Intermediate HoldCo II, “Intermediate HoldCos” and each, an “Intermediate HoldCo”), Sprint Corporation, a Delaware corporation (“Sprint Corporation”), and the entities named on the signature pages hereto as Subsidiary Guarantors and from time to time becoming a guarantor in accordance with the Lease Agreement (as defined below) (the “Subsidiary Guarantors”). Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Lease Agreement.

WHEREAS, the Lessors, Lessee, Intermediate HoldCos, Sprint Corporation and Subsidiary Guarantors signatory thereto have entered into that certain Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, as amended by the First Amendment to Intra-Company Spectrum Lease Agreement, dated as of March 12, 2018, by and among the Lessors, Lessee, Intermediate HoldCos, Sprint Corporation and Subsidiary Guarantors signatory thereto (as it may be further amended, supplemented or modified from time to time, the “Lease Agreement”).

WHEREAS, on April 29, 2018, Sprint Corporation, T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company (“Merger Sub”), Galaxy Investment Holdings, Inc., a Delaware corporation (“Galaxy”), Starburst I, Inc., a Delaware corporation (together with Galaxy, the “SoftBank US HoldCos”), and, for the limited purposes of the covenants and representations set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha, entered into a Business Combination Agreement (as it may be amended, supplemented or modified from time to time, the “Business Combination Agreement”), pursuant to which (i) the SoftBank US HoldCos may merge with and into Merger Company, with Merger Company continuing as the surviving entity and as a wholly owned subsidiary of T-Mobile (the “HoldCo Mergers”) and (ii) Merger Sub will merge with and into Sprint Corporation, with Sprint Corporation as the surviving corporation and a wholly owned direct or indirect subsidiary of T-Mobile (together with the HoldCo Mergers (if they occur), the “Mergers”), in each case on the terms and subject to the conditions set forth in the Business Combination Agreement. Following the Mergers, T-Mobile is expected to contribute Sprint Corporation to T-Mobile USA, Inc., a Delaware corporation (“T-Mobile USA”), or otherwise cause Sprint Corporation to become a direct or indirect wholly-owned subsidiary of T-Mobile USA (collectively with the Mergers, the “T-Mobile Transaction”);

WHEREAS, concurrently with the consummation of the T-Mobile Transaction, T-Mobile, T-Mobile USA and any subsidiary of T-Mobile USA that provides a guarantee in favor of the T-Mobile Replacement Credit Facility (as defined below) will enter into a guarantee and assumption agreement substantially in the form of Exhibit C to the Lease Agreement to become Guarantors (as defined after giving effect to this Amendment Agreement) under the Lease Agreement (the “T-Mobile Joinder”).

WHEREAS, pursuant to Section 15(c) of the Lease Agreement the parties hereto (being all the parties to the Lease Agreement on the date hereof) desire to amend the Lease Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree to the following:

1. Amendment to Section 14(j). Effective concurrently with the consummation of the T-Mobile Transaction, Section 14(j) of the Lease Agreement shall be amended by inserting the bold, double underlined text and deleting the ~~stricken~~ text as follows:

(j) Guarantee Assumption Agreement; Release of Guarantors. Concurrently with the consummation of the T-Mobile Transaction, the Lessee shall cause T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), T-Mobile USA, Inc., a Delaware corporation (“T-Mobile USA”), and any subsidiary of T-Mobile USA that provides a guarantee in favor of the T-Mobile Replacement Credit Facility (as defined below) to enter into a guarantee and assumption agreement substantially in the form of Exhibit C to the Lease Agreement to become Guarantors under the Lease Agreement (the “T-Mobile Joinder Agreement”). After the date hereof, and without limiting the requirement of the foregoing sentence, (A) if (i) any subsidiary of Lessee or T-Mobile USA provides a guarantee in favor of any Existing Credit Agreement or any Replacement Credit Agreement, such Person shall, within ten (10) days of such Person becoming a guarantor under such Existing Credit Agreement or such Replacement Credit Agreement, as the case may be, become a Guarantor under this Lease Agreement or (ii) at any time when Lessee fails to maintain a long term rating of “BBB” or higher by Fitch Ratings Inc. and “Baa2” or higher by Moody’s Investor Service, Inc., the total assets (considering, for purposes of determining the total assets of the Lessee Subsidiary Guarantors, all unrestricted cash and cash equivalents held by Lessee as assets of the Lessee Subsidiary Guarantors) or revenues of the Lessee Subsidiary Guarantors represent less than 80% of the consolidated total assets or revenues of Lessee and its subsidiaries (excluding from the calculation of consolidated net assets or revenues for the purposes of this sentence, the assets or revenues of any newly formed or acquired subsidiary of Lessee that is organized in the United States (an “Acquired Entity”) to the extent that (but only for so long as) it is prohibited from becoming a Subsidiary Guarantor pursuant to the terms of any agreement to which such Person is a party prior to it becoming an Acquired Entity), determined as of the end of (or, with respect to such revenues, for the period of four fiscal quarters ending with) the fiscal quarter or fiscal year most recently ended for which financial statements are available, then Lessee shall within ten (10) days of such occurrence cause subsidiaries of Lessee to become Subsidiary Guarantors as necessary to eliminate such deficiency, in each case of the foregoing clauses (i) and (ii) by executing and delivering to Lessors a guarantee assumption agreement in the form of Exhibit C hereto. Subject to compliance with the foregoing sentence, concurrently with any Person ceasing to be a guarantor under all of the Existing Credit Agreements and Replacement Credit Agreements, such Person shall be automatically released from its Guaranteed Obligations with respect to this Lease Agreement and all Liens in any collateral, if any, granted to secure such Guaranteed Obligations shall be released and of no further force and effect; provided that (except with respect to any such release as a result of a merger of a Subsidiary Guarantor so long as the survivor of such merger is a Subsidiary Guarantor or as a result of the dissolution of any Subsidiary Guarantor so long as the assets of such Subsidiary Guarantor are transferred to one or more existing Subsidiary Guarantors) (x) the trustee and “control party” under any Lessor Financing shall have received notice thereof from Lessee or T-Mobile USA at least ~~thirty (30)~~ fifteen (15) days prior to the effectiveness of such release, which notice shall contain a reasonably detailed description of such release and shall certify that, immediately after giving effect to ~~such~~ the release of a Lessee Subsidiary Guarantor, Lessee will be in compliance with the asset test set forth in clause (A)(ii) above and (y) immediately after giving effect to ~~such~~ the release of a Lessee Subsidiary Guarantor, Lessee will be in compliance with the asset test set forth in clause (A) (ii) above.

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(B) If Lessee or any Guarantor under this Lease Agreement grants any Liens to secure the obligations under any Existing Credit Agreement or any Replacement Credit Agreement, such Person shall, within 10 days of such grant execute and deliver such documents as are necessary and are reasonably requested by Lessors or the trustee or “control party” such that the obligations under this Lease Agreement shall be equally and ratably secured to the same extent by the same collateral securing such Existing Credit Agreement or such Replacement Credit Agreement, as the case may be, provided that the aggregate amount of the obligations under this Lease Agreement and any payment and performance undertaking entered into by Lessee in connection herewith that are to be secured by such collateral shall be limited, automatically and without further action by any Person, to an aggregate amount not to exceed at any time $3,500,000,000; provided further that the obligations under this Lease Agreement and any payment and performance undertaking entered into by Lessee in connection herewith that are to be secured by such collateral may be increased by any amount effectively designated by Lessee as “First Priority Additional Sale/Leaseback Obligations” under the Collateral Trust ~~A~~and Intercreditor Agreement, dated as of February 3, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time), among Sprint Corporation, Lessee, the grantors party thereto, JPMorgan Chase Bank, N.A., as first priority agent, each other representative of the various secured parties described therein and Deutsche Bank Trust Company Americas, as the collateral trustee or any replacement collateral trust and intercreditor agreement entered into in connection with the T-Mobile Transaction. Subject to compliance with the foregoing sentence, if any collateral securing the obligations under the Existing Credit Agreements or any Replacement Credit Agreement is released or the Lien thereon is otherwise terminated, unless such Lien is securing any other Existing Credit Agreement or Replacement Credit Agreement, such Lien securing this Lease Agreement shall automatically be released to the same extent, and Lessors and the trustee shall be authorized to and shall promptly execute and deliver any documents requested by Lessee or the relevant Guarantor to evidence such termination. The Lessee or T-Mobile USA shall provide written notice of any such release to the trustee and “control party” under any Lessor Financing within two Business Days ~~of~~ following the effectiveness of such release.

In this Section 14(j): “Existing Credit Agreements” means Lessee’s Credit Agreement, dated as of February 28, 2013, among Lessee (formerly known as Sprint Nextel Corporation), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the Amended and Restated Credit Agreement, dated May 21, 2010 between Lessee and Export Development Canada, and the other loan documents related thereto (each as may be amended, supplemented or otherwise modified from time to time), and “Replacement Credit Agreement” means any refinancing or replacement from time to time of either of the Existing Credit Agreements or a Replacement Credit Agreement, including, for the avoidance of doubt, a T-Mobile Replacement Credit Facility (including, without limitation, any refinancing or replacement by way of one or more debt facilities, commercial paper facilities, indentures, trust deeds, agreements, credit facility, sale-leaseback or term loan documentation or arrangements with banks, insurance companies, other institutional lenders or investors providing for revolving credit loans, term loans, debt securities, notes, debentures or other corporate bond instruments, receivables financing, letters of credit, sale-leaseback financing or other forms of guarantees and assurances or other indebtedness). For the avoidance of doubt, a credit facility entered into by T-Mobile USA in connection with the T-Mobile Transaction and the related termination of the Existing Credit Agreements or a Replacement Credit Agreement (a “T-Mobile Replacement Credit Facility”) shall constitute a Replacement Credit Agreement.

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As used in this Section 14(j) and otherwise for purposes of this Lease Agreement:

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of April 29, 2018, made by and among Sprint Corporation, T-Mobile, Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile, Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Huron Merger Sub LLC, Galaxy Investment Holdings, Inc., a Delaware corporation, Starburst I, Inc., a Delaware corporation, and, for the limited purposes of the covenants and representations set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized and existing under the laws of the Netherlands, and SoftBank Group Corp., a Japanese kabushiki kaisha, as it may be amended, supplemented or modified from time to time

“Lessee Subsidiary Guarantors” means the subsidiaries of Lessee named on the signature pages of the Lease Agreement as Subsidiary Guarantors and from time to time becoming a guarantor in accordance with this Lease Agreement.

“Subsidiary Guarantors” means, collectively, the Lessee Subsidiary Guarantors and the T-Mobile Subsidiary Guarantors.

“T-Mobile Subsidiary Guarantors” means the subsidiaries of T-Mobile USA named on the signature pages to the T-Mobile Joinder Agreement as Subsidiary Guarantors and from time to time becoming a guarantor in accordance with this Lease Agreement.

“T-Mobile Transaction” means the acquisition of Sprint Corporation by T-Mobile US pursuant to the Business Combination Agreement, including without limitation the Merger and the SoftBank US Mergers (each as defined in the Business Combination Agreement), the contribution of Sprint Corporation to T-Mobile USA and related transactions.

2. Amendment to Section 14(k). Effective concurrently with the consummation of the T-Mobile Transaction, Section 14(k) of the Lease Agreement shall be amended by inserting the bold, double underlined text and deleting the ~~stricken~~ text as follows:

(k) Intermediate HoldCo Reimbursement Obligation. To further induce the Guarantors to provide the guarantees contained in this Section 14, and as additional consideration for the benefit of the Guarantors, (i) ~~Lessee~~ T-Mobile USA hereby agrees that ~~Lessee~~ T-Mobile USA and its ~~S~~subsidiaries, when taken as a whole, shall not, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of their assets (in each case, whether now owned or hereafter acquired) and (ii) the Intermediate HoldCos hereby jointly and severally agree to reimburse and pay to any Guarantor that has made a payment pursuant to its guarantee an amount equal to the amount of such payment, which reimbursement shall be made by the Intermediate HoldCos promptly upon receiving notice thereof. In addition, each Intermediate HoldCo hereby agrees to (i) not create, incur, assume or permit to exist any indebtedness (except pursuant to this Section 14(k)), (ii) not directly or indirectly create, incur or suffer to exist any Lien on or with respect to its property or assets, and (iii) not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, or liquidate or dissolve, provided that any Intermediate HoldCo may merge with another Intermediate HoldCo in connection with any merger between their related Lessors expressly permitted under the “transaction documents” under the relevant Lessor Financing.

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3. Amendment to the Introductory Paragraph. Effective concurrently with the T-Mobile Joinder, the introductory paragraph to the Lease Agreement shall be amended by inserting the bold, double underlined text and deleting the ~~stricken~~ text as follows:

This Intra-Company Spectrum Lease Agreement (as amended, supplemented or otherwise modified from time to time, this “Lease Agreement”) is entered into as of October 27, 2016, by and among Sprint Spectrum License Holder LLC (“License Holder I”), Sprint Spectrum License Holder II LLC (“License Holder II”), Sprint Spectrum License Holder III LLC (“License Holder III”), each Additional Lessor from time to time party hereto (together with License Holder I, License Holder II and License Holder III, “Lessors” and each, a “Lessor”), Sprint Communications, Inc. (“Lessee”), Sprint Intermediate HoldCo LLC (“Intermediate HoldCo I”), Sprint Intermediate HoldCo II LLC (“Intermediate HoldCo II”), and Sprint Intermediate HoldCo III LLC (“Intermediate HoldCo III”), each Additional Intermediate Holdco from time to time party hereto (together with Intermediate HoldCo I, Intermediate HoldCo II and Intermediate HoldCo III, “Intermediate HoldCos” and each, an “Intermediate HoldCo”), Sprint Corporation, a Delaware corporation, T-Mobile US, Inc., a Delaware corporation, T-Mobile USA, Inc., a Delaware corporation, and the Subsidiary Guarantors (as defined herein) ~~entities named on the signature pages hereto as Subsidiary Guarantors and from time to time becoming a guarantor in accordance with this Lease Agreement~~ (~~the “Subsidiary Guarantors” and, together with~~ Sprint Corporation, T-Mobile US, Inc., T-Mobile USA, Inc. and the Subsidiary Guarantors, collectively, the “Guarantors” and, collectively with Lessee, the “Obligors”). Lessors, Lessee, Intermediate HoldCos and the Guarantors are referred to collectively as the “Parties” and individually as a “Party”.

4. No Further Amendment. Except as expressly modified by this Amendment Agreement, the Lease Agreement shall remain unmodified and in full force and effect. The parties hereto hereby ratify their respective obligations under the Lease Agreement. This Amendment Agreement may be used to create a conformed amended and restated Lease Agreement for the convenience of administration by the parties hereto.

5. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which will be an original, with the same effect as if the signatures on each counterpart were upon the same instrument.

6. Conflict. To the extent there is a conflict between the terms and provisions of this Amendment Agreement and the Lease Agreement, the terms and provisions of this Amendment Agreement will govern.

7. No Recourse. Each Obligor shall not exercise any legal remedies against the Securitization Entities with respect to this Amendment Agreement, including for breach of covenants, representations, warranties, agreements, undertakings and any other obligations under this Amendment Agreement, until October 28, 2046. Notwithstanding anything to the contrary in this Amendment Agreement, this Section 7 (i) does not apply to claims or suits against third parties (“Applicable Third-Parties”) acting for or on behalf of Lessors and including, in any event, third-party beneficiaries hereof exercising the rights of Lessors, and does not prohibit any Obligor from bringing any counterclaim, exercising any rights or taking any other action in connection with a claim made or action brought by or on behalf of Lessors (or by any Applicable Third-Party) against it or from exercising equitable remedies against Lessors and (ii) shall restrict the Obligors from taking action only against the Securitization Entities. This Section 7 shall survive termination of the Lease Agreement.

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8. No Petition. Each Obligor agrees that, prior to the date that is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all outstanding obligations to pay interest, principal and any other amounts due at maturity or earlier redemption in full in respect of any Lessor Financing, it shall not initiate against, or join any Person in initiating against, the Securitization Entities, in connection with this Lease Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any applicable federal or state bankruptcy or similar law (collectively, an “Insolvency Proceeding”). Notwithstanding anything to the contrary in this Amendment Agreement, this Section 8 (i) does not prohibit or limit the Obligors from proving any claim, exercising any rights or taking any other action in connection with any Insolvency Proceeding initiated by or against the Securitization Entities not in breach of this Section 8 and (ii) shall restrict the Obligors from taking action only against the Securitization Entities. This Section 8 shall survive the termination of the Lease Agreement.

9. Transaction Document. This Amendment Agreement shall constitute a “Transaction Document” (or term of like import) for all purposes under any Lessor Financing.

[Signatures set forth on the following page]

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IN WITNESS WHEREOF, the Parties have caused this Amendment Agreement to be executed by their duly authorized officers as of the date first written above.

SPRINT SPECTRUM LICENSE HOLDER LLC

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

SPRINT SPECTRUM LICENSE HOLDER II LLC

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

SPRINT SPECTRUM LICENSE HOLDER III LLC

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

SPRINT COMMUNICATIONS, INC.

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

Sprint Spectrum Co LLC – Second Amendment to Spectrum Lease

SPRINT INTERMEDIATE HOLDCO LLC

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

SPRINT INTERMEDIATE HOLDCO II LLC

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

SPRINT INTERMEDIATE HOLDCO III LLC

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

Sprint Spectrum Co LLC – Second Amendment to Spectrum Lease

GUARANTORS:

SPRINT CORPORATION

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

EACH OF THE GUARANTORS LISTED ON ANNEX I ATTACHED HERETO

By:	/s/ Janet M. Duncan
Name: Janet M. Duncan
Title: Vice President and Treasurer

Sprint Spectrum Co LLC – Second Amendment to Spectrum Lease

CONSENT OF CONTROL PARTY AND BACK-UP MANAGER:

Midland Loan Services, a division of PNC Bank, National Association, as Control Party and as Back-Up Manager, hereby consents to the execution and delivery by the Lessors, Lessee, Intermediate HoldCos and the Guarantors of the foregoing Amendment.

MIDLAND LOAN SERVICES,

A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

By:	/s/ Gregory L. McFarland
Name:	Gregory L. McFarland
Title:	Senior Vice President Servicing Officer

Sprint Spectrum Co LLC – Second Amendment to Spectrum Lease

Annex I
Alda Wireless Holdings, LLC
American Telecasting Development, LLC
American Telecasting of Anchorage, LLC
American Telecasting of Columbus, LLC
American Telecasting of Denver, LLC
American Telecasting of Fort Myers, LLC
American Telecasting of Ft. Collins, LLC
American Telecasting of Green Bay, LLC
American Telecasting of Lansing, LLC
American Telecasting of Lincoln, LLC
American Telecasting of Little Rock, LLC
American Telecasting of Louisville, LLC
American Telecasting of Medford, LLC
American Telecasting of Michiana, LLC
American Telecasting of Monterey, LLC
American Telecasting of Redding, LLC
American Telecasting of Santa Barbara, LLC
American Telecasting of Seattle, LLC
American Telecasting of Sheridan, LLC
American Telecasting of Yuba City, LLC
APC Realty and Equipment Company, LLC
Assurance Wireless of South Carolina, LLC
ATI Sub, LLC
Boost Worldwide, LLC
Broadcast Cable, LLC
Caroline Ventures, Inc.
Clear Wireless LLC
Clearwire Communications LLC
Clearwire Corporation
Clearwire Hawaii Partners Spectrum, LLC
Clearwire IP Holdings LLC
Clearwire Legacy LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Clearwire XOHM LLC
Fixed Wireless Holdings, LLC
Fresno MMDS Associates, LLC
Independent Wireless One Leased Realty Corporation
Kennewick Licensing, LLC
MinorCo, LLC
Nextel Communications of the Mid-Atlantic, Inc.
Nextel of New York, Inc.
Nextel Retail Stores, LLC
Nextel South Corp.
Nextel Systems LLC
Nextel West Corp.
NPCR, Inc.
NSAC, LLC
OneLouder Apps, Inc.
PCTV Gold II, LLC
PCTV Sub, LLC
People’s Choice TV of Houston, LLC
People’s Choice TV of St. Louis, LLC
Pinsight Media+, Inc.
SIHI New Zealand Holdco, Inc.
SN Holdings (BR I) LLC
SN UHC 1, Inc.
SN UHC 3, Inc.
SN UHC 4, Inc.
SpeedChoice of Detroit, LLC
SpeedChoice of Phoenix, LLC
Sprint (Bay Area), LLC
Sprint Capital Corporation

Sprint Communications Company L.P.
Sprint Communications Company of New Hampshire, Inc.
Sprint Communications Company of Virginia, Inc.
Sprint Connect LLC
Sprint Corporation
Sprint Corporation (Inactive)
Sprint eBusiness, Inc.
Sprint Enterprise Mobility, LLC
Sprint Enterprise Network Services, Inc.
Sprint eWireless, Inc.
Sprint HoldCo, LLC
Sprint International Communications Corporation
Sprint International Holding, Inc.
Sprint International Incorporated
Sprint International Network Company LLC
Sprint PCS Assets, L.L.C.
Sprint Solutions, Inc.
Sprint Spectrum Equipment Company, LLC
Sprint Spectrum Holding Company, LLC
Sprint Spectrum L.P.
Sprint Spectrum Realty Company, LLC
Sprint/United Management Company
SprintCom Equipment Company, LLC
SprintCom, Inc.
SWV Six, Inc.
TDI Acquisition Sub, LLC
Transworld Telecom II, LLC
US Telecom, Inc.
USST of Texas, Inc.
Utelcom, Inc.
Virgin Mobile USA – Evolution, LLC
Virgin Mobile USA, Inc.
Virgin Mobile USA, L.P.
VMU GP, LLC
WBS of America, LLC
WBS of Sacramento, LLC
WBSY Licensing, LLC
WCOF, LLC
Wireless Broadband Services of America, L.L.C.
Wireline Leasing Co., Inc.